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   EXHIBIT 99.2

REVOCABLE PROXY

        The undersigned shareholder of Security First Technologies Corporation hereby appoints James S. Mahan, III or Robert F. Stockwell, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders to be held at ________, local time, on __________, _________, 1999, at ________, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies for the special meeting that were given before this proxy.

        This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF STOCK IN THE FICS TRANSACTION, FOR THE ISSUANCE OF STOCK IN THE EDIFY TRANSACTION, AND FOR THE NAME CHANGE PROPOSED BELOW. The undersigned shareholder may revoke this proxy at any time before it is voted by attending the special meeting and voting in person, by delivering to our Secretary either a written revocation of the proxy or a properly executed proxy bearing a later date. The undersigned shareholder hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


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                          (CONTINUED FROM OTHER SIDE)

1. To consider and vote upon a proposal to approve the issuance of shares of S1 common stock in the transaction that will cause FICS Group N.V. to become a wholly owned subsidiary of S1.

        [ ]    FOR           [ ]    AGAINST               [ ]    ABSTAIN

2. To consider and vote upon a proposal to approve the issuance of shares of S1 common stock in the transaction that will cause Edify Corporation to become a wholly owned subsidiary of S1.

        [ ]    FOR           [ ]    AGAINST               [ ]    ABSTAIN

3. To consider and vote upon a proposal to change the name of S1 from "Security First Technologies Corporation" to "S1 Corporation."

        [ ]    FOR           [ ]    AGAINST               [ ]    ABSTAIN

                                       Date:
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                                       Signature(s) of Shareholder or
                                       Authorized Representative

                                       Please date and sign exactly
                                       as your name appears on this
                                       proxy card. Each executor,
                                       administrator, trustee,
                                       guardian, attorney-in-fact
                                       and other fiduciary should
                                       sign and indicate his or her
                                       full title. When stock has
                                       been issued in the name of
                                       two or more persons, all
                                       should sign.